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                                                                    Exhibit 99.1

                               ALLTEL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF STOCKHOLDERS, JUNE 23, 1998.

The undersigned hereby appoints Joe T. Ford and Francis X. Frantz, or either of them, with full power of substitution, as proxies to vote all of the undersigned's shares of voting stock at the Special Meeting of Stockholders on June 23, 1998, and at any and all adjournments thereof, in accordance with and as more fully described in the Notice of the Special Meeting and the Joint Proxy Statement/Prospectus, receipt of which is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction for voting is given, this proxy will be voted: (i) "FOR" Proposal No. 1, the approval of the issuance of common stock, par value $1.00 per share, of ALLTEL ("ALLTEL Common Stock"), pursuant to an Agreement and Plan of Merger, dated as of March 16, 1998, by and among ALLTEL, Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ALLTEL, and 360(degrees) Communications Company, a Delaware corporation, and the transactions contemplated thereby (the "Issuance of ALLTEL Common Stock"); (ii) "FOR" Proposal No. 2, the approval of Amendment No. 1 to the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate Amendment") to increase the authorized number of shares of ALLTEL Common Stock from 500,000,000 to 1,000,000,000; (iii) "FOR" Proposal No. 3, the approval of the ALLTEL 1998 Equity Incentive Plan; and (iv) in accordance with the judgment of the person or persons voting the proxy with respect to any other business that may properly come before the Special Meeting.

The effectiveness of each proposal listed above is not conditioned upon the approval of any other proposal listed above.


               (continued and to be signed on the reverse side)

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The Board of Directors recommends a vote "FOR" Proposal No. 1

1.  Approval of the Issuance of ALLTEL                     FOR  AGAINST  ABSTAIN
    Common Stock.                                          [ ]    [ ]      [ ]

The Board of Directors recommends a vote "FOR" Proposal No. 2

2.  Approval of Amendment No. 1 to the Amended and         FOR  AGAINST  ABSTAIN
    Restated Certificate of Incorporation of ALLTEL        [ ]    [ ]      [ ]
    to increase the authorized number of shares of ALLTEL Common Stock to 1,000,000,000.

The Board of Directors recommends a vote "FOR" Proposal No. 3

3.  Approval of the ALLTEL 1998 Equity Incentive Plan.     FOR  AGAINST  ABSTAIN
                                                           [ ]    [ ]      [ ]

Dated:                 , 1998.
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Signature



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Signature



PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.